STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), dated as of December 7,
1995, is by and among UNIQUE MOBILITY, INC., a Colorado corporation ("Unique"), and INVACARE CORPORATION, an Ohio corporation ("Invacare").


                                RECITALS

Invacare desires to purchase and Unique desires to sell shares of common stock, $.01 par value ("Common Stock") of Unique, and the parties desire to enter into a supply agreement giving Invacare exclusive worldwide rights to use and sell motors developed and manufactured by Unique for application to motorized wheelchairs and other medical products, on the terms and conditions set out below. Certain capitalized terms are defined in section 7.15 hererof.

NOW, THEREFORE, in consideration of and subject to the agreements, terms and conditions contained herein, the parties hereto agree as follows:

                                ARTICLE I

      SALE OF STOCK; SUPPLY AGREEMENT; CONFIDENTIALITY AGREEMENT

1.1 Sale of Common Stock. Unique hereby agrees to sell and Invacare hereby agrees to purchase, on the terms and conditions set forth herein, that number of shares of the Common Stock (the "Initial Shares") determined by dividing $500,000 by the Purchase Price (as defined in section 1.2) at the Initial Closing (as defined in Article II) and an additional number of shares of Common Stock (the "Additional Shares," and with the Initial Shares, the "Shares") immediately after completion of Stage I as set forth on Annex 1 attached hereto (the "Second Investment Date"). The number of Additional Shares to be purchased on the Second Investment Date shall be determined by dividing 50% of the amount that the parties agree on the Second Investment Date is then necessary to be spent by Unique for production tooling, capital equipment and product launch for the manufacture of products to be sold to Invacare pursuant to the Supply Agreement by the Purchase Price.

      Certificates evidencing the Initial Shares and the Additional Shares, properly endorsed or accompanied by appropriate stock powers, shall be delivered to Invacare at the Initial Closing and on the Second Investment Date, respectively.

1.2 Purchase Price. The purchase price for the Shares shall be the average Market Value (as defined in Section 7. 15) per Share for the 30 trading days preceding the date of the Initial Closing and the Second Investment Date, as the case may be.

1.3 Supply and Confidentiality Agreements. As a condition to the obligation of the parties to purchase or sell the Additional Shares the parties must have executed a mutually acceptable Supply Agreement with respect to the sale of motors by Unique to Invacare and must have executed a mutually acceptable Confidentiality Agreement to supersede the Proprietary Information Exchange Agreement executed by the parties on December 16. 1993.

                                ARTICLE II

                                  CLOSING


Subject to the conditions stated in this Agreement, the closing (the "Initial Closing") of the sale and purchase of the Initial Shares shall take place at the offices of Holme Roberts & Owen LLC in Denver, Colorado at 2:30 p.m. (local time) on December 7, 1995. At the Closing, the parties hereto shall cause to be executed, delivered or filed all items required to be executed, delivered or filed at the Initial Closing.

                               ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF UNIQUE

Unique represents and warrants to Invacare as follows:

3.1 Organization of Unique. Unique is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in the jurisdictions where the nature of its business or the character of its properties makes such qualification necessary, and where the failure to so qualify would have a material adverse effect on its assets, operations or financial condition, taken as a whole.

3.2 Capitalization. The authorized capital stock of Unique consists of 50,000,000 shares of Common Stock, of which 10,571,953 shares are issued and outstanding on the date of this Agreement. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Unique has outstanding warrants, options and rights to purchase shares of Common Stock as set forth in its Annual Report on Form 10-K for the fiscal year ended October 31, 1994 and its Quarterly Report on Form 10-Q for the quarter ended July 31, 1995.

3.3 Authority Relative to Agreement. Neither the execution and delivery of this Agreement by Unique nor consummation of the transactions contemplated by this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of Unique's Articles of Incorporation or bylaws, or violate any statute or regulation, or any judgment, order, injunction, decree or ruling of any court or governmental authority, or (subject to obtaining any required consents) result in any material breach of any of the terms or provisions of, or result in a default under, or invalidate or give any other party any right of cancellation or termination of any agreement, contract, license or commitment to which Unique is a party or by which Unique is bound, which breach, default, invalidation, cancellation or termination would have a material adverse effect on the assets, operations or financial condition of Unique, taken as a whole.

3.4 SEC Reports. Unique has made available to Invacare a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Unique with the Securities and Exchange Commission ("Commission") since October 31, 1992 (as such documents have since the time of their filing been amended, the "SEC Reports") which are all the documents (other than preliminary material) that Unique was required to file with the Commission since such date. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the SEC Reports, and none of the SEC Reports contained, as of the respective dates thereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Unique included in the SEC Reports complied, as of the respective dates thereof, as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with generally accepted accounting principles as of the respective dates thereof, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as permitted by Form 1 0-Q) and fairly present (subject, in the case of the unaudited statement, to normal, recurring adjustments) the financial position of Unique as at the dates thereof and the results of its operations and cash flows (or changes in financial position prior to the approval of FASB 95) for the periods then ended.

3.5 Absence of Certain Changes. Since October 31, 1995 (i) the business of Unique has been conducted only in the ordinary course; (ii) there have been no material adverse changes in the assets, operations or financial condition of Unique, taken as a whole; and (iii) there has been no material damage, destruction or loss, or other occurrence or development (whether or not insured against) which singly or in the aggregate materially adversely affects the assets, operations or financial condition of Unique, taken as a whole, and, to its best knowledge and belief, there are no threatened occurrences or developments which would materially adversely affect the assets, operations or financial condition of Unique, taken as a whole.

3.6 Articles of Incorporation. Bylaws and Corporate Records. Copies of the Articles of Incorporation and bylaws of Unique, and all amendments thereof, certified by the Secretary of Unique, which have been delivered to Invacare, are complete and correct. The minute books of Unique are substantially complete and correctly reflect all corporate actions of Unique requiring action by the directors or shareholders thereof, and correctly record all resolutions of the board of directors of Unique.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF INVACARE

Invacare represents and warrants to Unique as follows:

4.1 Organization - Authority. Invacare is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio, has all requisite power and authority to carry on its business as currently conducted and is duly qualified to do business and is in good standing in the jurisdictions where such qualification is necessary. Invacare has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law, its Certificate of Incorporation, bylaws or otherwise, to authorize the execution and delivery of this Agreement and consummation of the contemplated transactions. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated by this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of Invacare's Certificate of Incorporation or bylaws, or violate any statute or regulation, or any judgment, order, injunction, decree or ruling of any court or governmental authority.

4.2 Investment Purpose. Invacare is acquiring the Shares for its own account and not with a view to a sale or other distribution of all or any part thereof. Invacare acknowledges that it has been advised that the Common Stock is a speculative security, any return on which is not assured. Invacare acknowledges that it has had an opportunity to ask questions of, and receive answers from, the officers of Unique concerning Unique and the Common Stock, and has been provided with all information concerning Unique which Invacare has requested, which information constitutes all of the information considered necessary by Invacare to evaluate the transaction described in this Agreement. Invacare is a resident of the State of Ohio for purposes of determining the applicability of state securities laws.

                                   ARTICLE V

                              COVENANTS OF UNIQUE

Unique covenants and agrees as follows:

5.1 Use of Proceeds. Unique shall use commercially reasonable efforts to apply the proceeds of the purchase of the Initial Shares as set forth in Annex 1 and in accordance with the budget, time schedule and specifications set forth therein.

5.2 Appointment of Board Member. Unique shall nominate one designee of Invacare to Unique's board of directors at every meeting of Unique's shareholders held for the election of directors for so long as Invacare owns at least 100,000 shares of Common Stock and is not in default under this agreement, the Supply Agreement or the Confidentiality Agreement.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

6.1    Sale or Transfer of Shares: Legend.

       (a) The Registrable Shares shall not be sold or transferred unless either
           (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

       (b) Each certificate representing the Registrable Shares shall bear a legend substantially in the following form:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold, or otherwise transferred, pledged, or hypothecated unless and until such shares are registered under the Act or an opinion of counsel satisfactory to the Company is furnished to the Company, to the effect that such registration is not required."

        The foregoing legend shall be removed from the certificates representing any Registrable Shares at the request of the holder thereof, at such time as they become registered under the Securities act or eligible for resale pursuant to Rule 1 44(k) under the Securities Act.

6.2     Required Registrations.

        (a) Within 90 days following written notice from Invacare, the Company shall effect the registration of the Registrable Shares on Form S- 1, Form S-2, Form S- 18 or Form S-3 (or any successor forms) or other appropriate Registration Statement. Any demand registration on Form S-1 or Form S-2 pursuant to this Section 6.2 must be underwritten on a firm commitment basis (provided, however, that the Company shall not be required to designate an underwriter in such circumstances nor shall it be required to effect more than one such registration).

        (b) The Company shall pay the registration expenses for the demand registration required hereunder, provided however, that any underwriting discounts and selling commissions shall be borne by Invacare.

        (c) The Company shall as expeditiously as possible furnish to Invacare such reasonable number of copies of the proxy, including a preliminary proxy, in conformity with the requirements of the Securities Act and such other documents as Invacare may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by it.

6.3 Termination of Rights. The obligations of the Company to Invacare under this Section 6 shall terminate at such time as Invacare becomes eligible to sell Registrable Shares to the public pursuant to Rule 144 of the Securities Act and owns less than 2 percent of the total number of outstanding securities of the class to be sold.

                                        ARTICLE VII

                                 MISCELLANEOUS PROVISIONS

7.1 Necessary Acts. All parties to this Agreement shall perform any and all acts as well as execute any and all documents that may be reasonably necessary to fully carry out the provisions and intent of this Agreement.

7.2 Brokerage or Finders' Fees. Invacare and Unique represent to and agree with each other that no broker or finder has been involved in any manner in the negotiation, execution or consummation of this Agreement. Unique agrees to indemnify and save Invacare harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by Unique. Invacare agrees to indemnify and save Unique harmless from and against any all such claims, liabilities or obligations with respect to brokerage or finders' fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person or persons on the basis of any statement or representation alleged to have been made by Invacare.

7.3 Access to Records. Throughout the period from the date hereof to the Closing Date, Unique shall afford to Invacare and its accountants and other representatives access, during normal business hours, to all of its properties, books, contracts, commitments and records and shall furnish Invacare during such period with all such documents, copies of documents (certified if requested by Invacare) and information concerning its affairs as Invacare may request.

7.4 Notices. Any and all notices, demands, requests or other communications required or permitted by this Agreement or by law to be served on, given to or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, received and delivered when personally delivered to the party, or in lieu of such personal delivery, five days after being sent by registered or certified mail,first-class postage prepaid, properly addressed to the respective parties as follows:

             If to Unique:

             Donald A. French
             Unique Mobility, Inc.
             425 Corporate Circle
             Golden, CO 80401

             If to Invacare:

             Thomas R. Miklich
             Invacare Corporation
             899 Cleveland Street
             Elyria, Ohio 44036-2125

or to such other address as may be designated by any such addressees by a notice given in conformity herewith.

7.5 Binding on Successors. This Agreement shall inure to the benefit of and be binding on the parties hereto and on each of their respective heirs, executors, administrators, personal representatives, successors and assignees.

7.6 Severability. Should any provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding, unless to do so would alter substantially the intended effect of this Agreement or cause a substantial hardship for any party hereto.

7.7 Choice of Law and Forum. This Agreement shall be construed and governed by the laws, commercial usages and customs of the State of Colorado, without giving effect to the principles of conflict of laws thereof. In the event that any dispute, action, proceeding or litigation arises between the parties based on or arising out of this Agreement, or any agreement or instrument delivered pursuant to this Agreement, the parties agree to submit themselves to and irrevocably consent to the jurisdiction of the courts of the State of Colorado, and any federal court located in the State of Colorado.

7.8 Headings. The headings of the articles and sections of this Agreement have been inserted solely for convenience of reference and shall in no way restrict or modify any of the terms or provisions hereof.

7.9    Sole and Only Agreement. This Agreement and the Proprietary
       Information Exchange Agreement executed by the parties on December 16, 1993 constitute the sole and only agreement of the parties hereto respecting the subject matter of this Agreement and correctly sets forth the rights, duties and obligations of each party to the other parties in relation thereto as of its date. Any other prior agreements, promises, negotiations or representations concerning the subject matter of this Agreement not expressly set forth in this Agreement shall have no force or effect.

7.10 Amendment and Extension. This Agreement may not be amended or extended except by an instrument in writing signed by each of the parties hereto.

7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

7.12 Survival. All representations, warrants and covenants contained in this Agreement or in any document delivered pursuant hereto shall survive the Closing.

7.13 Expenses. Each party shall bear its own expenses in connection with the negotiation, execution and performance of this Agreement.

7.14 Public Announcement. Neither party shall make any public announcement regarding the transactions contemplated hereby without the approval of the other party, except as may be required by law.

7.15. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

       "Agreement" means this Stock Purchase Agreement.
       "Common Stock" means the common stock, $.01 par value, of Unique. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
       "Market Value" of the Common Stock on a given day shall be the last reported sale price of the Common Stock on the American Stock Exchange.
       "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).
       "Registrable Shares" means (i) the shares of Common Stock purchased by Invacare pursuant to this Agreement, and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

       "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act. as they each may, from time to time, be in effect

IN WITNESS WHEREOF, the parties hereto have each duly executed this Agreement as of the day and year first written above.

                                   Unique Mobility, Inc.

                                   By:"William G. Rankin"
                                   William G. Rankin
                                   Executive Vice President


                                   Invacare Corporation

                                   By:"Thomas R. Miklich"
                                   Thomas R. Miklich